UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 6, 2012
(Date of earliest event reported)

U.S. PRECIOUS METALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

179 Route 9 North, Suite 306
Marlboro, New Jersey 07728
(Address of Principal Executive Offices)

(732) 851-7707
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 6, 2012, US Precious Metals, Inc. (“Company”) has entered into a letter of intent with private investment group (“PE Group”) regarding the funding of the Company. The PE Group has a pre-existing investment banking agreement with a FINRA regulated broker dealer (“Firm”) to raise $100,000,000 for its projects. Pursuant to the letter of intent, the PE Group has agreed to assign and/or invest the proceeds under the pre-existing investment banking agreement with the Company. In exchange, the PE Group will receive

(i)
Ten million shares of common stock payable as follows; one million shares being issued upon the execution of an investment banking agreement with Firm, and nine million shares paid upon benchmark completion of the funding of the $100,000,000.

(ii)	A one time expense re-imbursement fee of $250,000 payable upon the Company’s receipt of the first deposit exceeding $20,000,000 pursuant to the investment banking agreement with the Firm.

The funding, if received, will be used by the Company to further develop its approximately 37,000 contiguous acres of mining concessions located in the State of Michoacán, Mexico (“Concessions”). In addition, in exchange for receipt of the $100,000,000, the investor party will receive 49% of the Concessions.

The Company anticipates that it will be required to enter into an investment banking agreement with the Firm which will manage the transaction.  While the Company has not entered into the investment banking agreement with the Firm to date, it expects that the closing of the transaction will be subject to completion of due diligence by the Firm, normal fees and expenses and other closing conditions.  The Company intends to make the necessary filings with the Securities and Exchange Commission upon entering into the investment banking agreement with the Firm. The Company can not predict whether it will be successful in completing the transaction for the funding of $100,000,000.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control), including, without limitation, the Company’s ability to increase prices and revenue and continue to obtain contract renewals and extensions.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PRECIOUS METALS, INC.

By:	/s/ Genarro Pane
Name: Genarro Pane
Title: Chief Executive Officer
Date: November 7, 2012